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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.'s 333-42763, 333-63341, 333-90465 and 333-90493)
and in the Registration Statements on Form S-8 (No.'s 33-24444, 33-55992, 33-85908, 33-61103, 333-18363, 333-42723 and 333-90471) of Synbiotics Corporation
of our report dated March 3, 2000 which appears in this Form 10-KSB.

PricewaterhouseCoopers LLP

San Diego, California
April 10, 2000